EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of (Nos. 333-87748 and 333-87750) of Smith & Wesson Holding Corporation and its subsidiaries of our report dated August 15, 2005 relating to the financial statements and financial statement schedule of Smith & Wesson Holding Corporation, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
August 15, 2005

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